EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On September 13, 2012, Vystar Corporation entered into an LLC Ownership Interest Purchase Agreement (the “Agreement”) with Mary Ailene Miller (“Seller”), the sole member of SleepHealth, LLC, a Georgia limited liability company (“SleepHealth”). SleepHealth is in the business of providing sleep disorder testing and clinical management to physician’s offices and hospitals. Vystar purchased all outstanding membership and ownership interests of SleepHealth, and on the same date completed such purchase (the “Purchase”). The purchase price was approximately $267,414. Pursuant to the Agreement, the Company:

(a) Delivered $53,734 cash to Seller;

(b) Issued a promissory note to Seller in the principal amount of $33,735 payable in twelve (12) equal monthly payments together with interest at an annual rate of five percent (5%);

(c) Issued to Seller 636,098 shares of Vystar common stock, valued at $171,746 or $0.27 per share.

In addition, the Company agreed to pay an additional $40,993 (the “ Adjustment Amount ”), one-half in cash and one-half in shares of Vystar common stock, in the event that SleepHealth’s EBITDA (earnings before interest, taxes, depreciation and amortization) for the year ended December 31, 2012, is equal to or greater than $129,140. As this calculation is subject to audit, management’s current estimate is subject to change. The current estimate of the fair value of the contingent consideration is $8,199.

At closing, the Company and Seller entered into a consulting agreement pursuant to which the Seller will provide ongoing services to the Company and SleepHealth as an independent contractor.

The following unaudited pro forma combined financial statements reflect the acquisition of 100% of the membership interests of SleepHealth, LLC using the acquisition method of accounting. The acquisition has been accounted for in conformity with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined companies’ future results of operations and financial position. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.

The unaudited pro forma combined balance sheet as of June 30, 2012 is presented as if our acquisition of SleepHealth had occurred on June 30, 2012.

The unaudited pro forma combined consolidated statements of operations for the six months ended June 30, 2012 illustrate the effect of the SleepHealth acquisition as if it had occurred on January 1, 2012 and includes the Vystar Corporation and SleepHealth unaudited statements of operations for the six months ended June 30, 2012.

The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2011 illustrate the effect of the SleepHealth acquisition as if it had occurred on January 1, 2011 and includes the Vystar Corporation and SleepHealth unaudited statements of operations for the year ended December 31, 2011.

The historical consolidated financial statements has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies. These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 8 of Securities and Exchange Commission Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of Vystar Corporation. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve, or any additional expenses or costs of integration that we may incur, with respect to the combined companies as such adjustments are not factually supportable at this point in time. The assumptions used to prepare the pro forma financial statement are contained in the notes to the unaudited pro forma combined financial statements, and such assumptions should be reviewed in their entirety.

The unaudited pro forma combined financial statements have been developed from, and should be read in conjunction with the historical audited consolidated financial statements for the year ended December 31, 2011 and notes thereto of Vystar Corporation contained in its Annual Report on Form 10-K which was filed on  March 30, 2012.

F-16

VYSTAR CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Combined Balance Sheets

	Historical Vystar Corporation	Historical SleepHealth, LLC	Proforma		Proforma
	June 30, 2012	June 30, 2012	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash	$386,914	$22,076	(53,734	)(A)	$355,256
Accounts receivable, net of allowance	21,951	169,605	-		191,556
Inventory	-	-	-		-
Prepaid expenses	76,434	9,569	-		86,003
Other	5,757	-	-		5,757
TOTAL CURRENT ASSETS	491,056	201,250	(53,734)		638,572

PROPERTY AND EQUIPMENT, NET	668	139,629	82,935	(B)	223,232

OTHER ASSETS
Deferred financing costs, net	334,891	-	-		334,891
Intangible assets, net	180,853	-	242,000	(C)	422,853
Goodwill	-	-	23,044	(D)	23,044
Other	4,421	-	-		4,421
TOTAL ASSETS	$1,011,889	$340,879	$294,245		$1,647,013

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$291,994	$83,691	$8,199	(E)	$383,884
Related party line of credit	999,875	-	-		999,875
Shareholder notes payable, net of debt discount of $21,320	577,555	-	-		577,555
Lines of credit	-	49,828	-		49,828
Accrued compensation	16,110	85,349	-		101,459
Current maturities of notes payable	-	105,143	33,735	(F)	138,878
Advances from member	-	34,398	-		34,398
Accrued expenses	76,436	-	-		76,436
TOTAL CURRENT LIABILITIES	1,961,970	358,409	41,934		2,362,313

Long term portion of notes payable	-	51,787	-		51,787

TOTAL LIABILITIES	1,961,970	410,196	41,934		2,414,100

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 15,000,000 shares authorized;
none issued and outstanding	-	-	-		-
Common stock, $0.0001 par value, 50,000,000 shares authorized;
22,156,346 outstanding at June 30, 2012	2,152	-	64	(G)	2,216
Additional paid-in capital	17,978,527	-	171,682	(G)	18,150,209
Member's capital (deficit)	-	(69,317)	80,565	(H)	11,248
Accumulated deficit	(18,930,760)	-	-		(18,930,760)
TOTAL STOCKHOLDERS' EQUITY	(950,081)	(69,317)	252,311		(767,087)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,011,889	$340,879	$294,245		$1,647,013

F-17

VYSTAR CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

	Historical Vystar Corporation	Historical SleepHealth, LLC
	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2012	Pro Forma Adjustments		Pro Forma Combined

REVENUES, NET	$144,447	$579,080	-		$723,527

COST OF REVENUES	143,483	415,295	-		558,778
Gross Profit	964	163,785	-		164,749

OPERATING EXPENSES
Sales and marketing	214,344	-	-		214,344
General and administrative	759,182	210,806	26,344	(I)	1,002,113
			5,781	(J)
Research and development	23,075	-			23,075
Total Operating Expenses	996,601	210,806	32,125		1,239,532

LOSS FROM OPERATIONS	(995,637)	(47,021)	(32,125)		(1,074,783)

OTHER INCOME (EXPENSE)
Interest income	300	-	-		300
Other income	5,250	-	-		5,250

Interest expense	(279,430)	(8,463)	(843	)(K)	(288,736)

NET LOSS	$(1,269,517)	$(55,484)	$(32,968)		$(1,357,969)

Basic and Diluted Loss per Share	$(0.07)				$(0.07)

Basic and Diluted Weighted Average Number of	18,487,791		636,098	(G)	19,123,889
Common Shares Outstanding

F-18

VYSTAR CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

	Historical Vystar Corporation	Historical SleepHealth, LLC
	For the Year Ended December 31, 2011	For the Year Ended December 31, 2011	Pro Forma Adjustments		Pro Forma Combined

REVENUES, NET	$347,250	$1,270,579	-		$1,617,829

COST OF REVENUES	226,624	969,991	-		1,196,615
Gross Profit	120,626	300,588	-		421,214

OPERATING EXPENSES
Sales and marketing	644,612	13,855	-		658,467
General and administrative	1,886,863	327,226	52,689	(I)	2,283,365
	-	-	16,587	(J)
Research and development	68,426	-	-		68,426
Total Operating Expenses	2,599,901	341,081	69,276		3,010,258

LOSS FROM OPERATIONS	(2,479,275)	(40,493)	(69,276)		(2,589,044)

OTHER INCOME (EXPENSE)
Interest income	545	-	-		545
Other income	-	36	-		36
Interest expense	(1,122,296)	(26,045)	(1,686	)(K)	(1,150,027)

NET LOSS	$(3,601,026)	$(66,502)	$(70,962)		$(3,738,490)

Basic and Diluted Loss per Share	$(0.23)				$(0.23)

Basic and Diluted Weighted Average Number of	15,595,137		636,098	(G)	16,231,235
Common Shares Outstanding

F-19

SLEEPHEALTH, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

1.	Background and Basis of Pro Forma Presentation

On September 13, 2012, Vystar Corporation (“Vystar” or the “Company”) acquired the outstanding equity interests in SleepHealth, LLC, (“SleepHealth”), which provides sleep disorder testing and clinical management to physician’s offices and hospitals.

The unaudited pro forma combined financial information was prepared based on the historical financial statements of Vystar Corporation and SleepHealth.

Our acquisition has been accounted for in conformity with ASC 805 and uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

2.	Purchase Price Allocation

The acquisition was accounted for as a business combination as defined by FASB Topic 805 – Business Combinations. The allocation of the purchase price to the assets acquired and liabilities assumed was based on an independent valuation. As of the date of this filing, the purchase price allocation and valuation has not been finalized, and is subject to change.

Value of 636,098 shares issued at $0.27 per share	$171,746
Cash paid at closing	53,734
Promissory note payable	33,735
Contingent consideration	8,199
Total consideration	$267,414

Assets purchased:
Tangible assets:
Debt-free working capital	$14,043
Fixed assets and equipment	222,564
Subtotal	$236,607

Intangible assets:
Physician relationships	$193,000
Trade names	29,000
Noncompete agreement	20,000
Subtotal	$242,000
Goodwill	23,044
Total assets purchased	$501,651
Less debt assumed	(234,237)
Net assets acquired	$267,414

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3.	Pro Forma Financial Statement Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial statements:

(A)	Cash paid at closing
(B)	To record the preliminary estimate of the fair market value of fixed assets and equipment at the date of acquisition. Pro forma statements of operations reflect the difference in depreciation related to the fair value adjustment.
(C)	To record the preliminary estimate of the fair value of intangible assets for our acquisition of SleepHealth. The amortizable assets acquired are comprised of approximately $193,000 of physician relationships, $29,000 of tradenames and $20,000 noncompete agreement. Physician relationships are amortized over 4.5 years. Tradenames and the noncompete agreement are amortized over 5 years. The proforma statements of operations reflect the amortization of these intangibles.
(D)	To record preliminary estimate of goodwill for our acquisition of SleepHealth.
(E)	To reflect fair value of a contingent liability for the Adjustment Amount which is to be settled after the books are closed for the year ended December 31, 2012.
(F)	To record 5% Note Payable due in twelve months. The proforma statements of operations reflect the interest expense associated with this note.
(G)	To record 636,098 shares of Vystar common stock issued (par value $.0001) in connection with the acquisition of SleepHealth valued at $0.27 per share.
(H)	To eliminate SleepHealth member’s equity. Difference of $11,248 attributable to the activity from June 30, 2011 through the date of acquisition.
(I)	To record amortization of intangibles ($26,344 for six months and $52,689 for twelve months)
(J)	To record adjustments to depreciation expense ($5,781 for six months and $16,587 for twelve months)
(K)	To record interest expense on Note Payable ($843 for six months and $1,686 for twelve months)

F-21